Exhibit 99.1

Investor Contact:	Media Contact:
Joanne Keates	Todd Evans
Vice President, Investor Relations	Corporate Communications
(714) 444-8551	(714) 445-3066
joanne.keates@mscsoftware.com	todd.evans@mscsoftware.com

MSC.SOFTWARE REPORTS FIRST QUARTER FINANCIAL RESULTS

SANTA ANA, Calif. — April 28, 2004 - MSC.Software Corp. (NYSE: MNS), the leading global provider of virtual product development (VPD) products including simulation software and services, today announced preliminary financial results for the first quarter ended March 31, 2004.

First quarter highlights include:

•	Revenue of $68.1 million, up 11% from the first quarter of 2003;
•	Income from continuing operations of $2.8 million or $0.08 per diluted share.
•	Key balance sheet items include $57.2 million in cash and investments, and $80.4 million in deferred revenue.

For the first quarter ended March 31, 2004, MSC.Software reported revenue of $68.1 million, compared to $61.4 million for the first quarter last year. Income from continuing operations for the first quarter was $2.8 million or $0.08 per diluted share compared to $1.8 million or $0.06 per diluted share in the first quarter last year.

“The MSC.Software team around the world remains very focused on executing the plan for profitable revenue growth and the 11% topline growth in the first quarter speaks very loudly to their combined efforts,” said Frank Perna, chairman and CEO, MSC.Software.

“Our global sales force has completed more than 600 VPD Maturity Model (VPDMM) assessments to date and the customers who are involved in this process are finding tremendous value in the ability to benchmark their product development processes and attach defined return on investment analyses to increasing their level of product development maturity in specific disciplines.  The combination of our VPDMM program, the depth and breadth of our product portfolio and the flexibility of our MasterKey licensing system continues to be a competitive differentiator and a definite revenue driver.”

“We are also continuing to see growth opportunities in new markets like biomedical, electromechanical and consumer products.  While these markets are relatively small sources of revenue today, we are laying a solid foundation in new vertical markets with new customer relationships that should bolster future growth.”

“Development of the Simulation Office product suite continues to be on track and we are rolling out the plan and messaging to the MSC.Software team in the second quarter and to customers in the third quarter.  The Simulation Office strategy is the natural evolution of our software product portfolio and is a clear path to increased interoperability, scalability and ease of use within our product suite, and is complemented by our SimDesigner product line. The acquisition of SOFY and the integration of its technology within the MSC.Software product suite also fits well with this strategy.”

“While revenue results for Asia-Pacific and Europe were quite strong, we continue to work very hard to overcome the difficult enterprise software environment in the Americas.  The combination of pricing pressures and a generally difficult environment for software purchases has contributed to a decline in our revenue in the Americas.  However, we have seen an encouraging trend from both new sales of MasterKey token licenses as well incremental investments in more tokens from existing customers and we feel that this positions us well for growth in our software business for the long term.”

Americas

In the Americas, revenue in the first quarter was $19.6 million down 15% compared to the first quarter last year.  In the first quarter, 26 transactions over $100,000 were signed, and the total number of new accounts increased by 138. Key software and service transactions signed in the quarter included Boeing, Delphi, Ford and Polaris.

Europe

MSC.Software’s European revenue was $24.9 million in the first quarter compared to $18.9 million in the first quarter last year, growing 32%.  Growth in local currencies was 13%.  In the first quarter, the total number of new accounts increased by 31 and the number of transactions over $100,000 totaled 61.  Key software and service engagements were signed with BAE, Ferrari, FIAT and MTU.

Asia-Pacific

The Asia-Pacific region reported revenue of $23.6 million in the first quarter compared to $19.5 million in the first quarter last year for a growth rate of 21%, growth in local currencies was 10%. In the first quarter, the total number of new customer accounts increased by 70. In the first quarter 41 transactions over $100,000 were signed in the region.  Key software and service contracts were signed with Toyota, HanJin Heavy Industries, Shenyang Engineering, Olympus and Subros in India.

Outlook

Based on current visibility, the Company expects second quarter revenue to be in the range of $65 million to $70 million and earnings to be in the range of $0.06 to $0.08 per diluted share. The Company expects revenue for FY 2004 to be in the range of $260 million to $280 million and earnings to be in the range of $0.35 to $0.45 per diluted share.

Note on Status of Independent Review and Filing of Forms 10-K and 10-Q

As reported in an earlier press release dated March 30, 2004, the Company has delayed the filing of its Form 10-K pending an independent review by outside counsel of certain claims made regarding information relating to the accounting for stock options of a departing employee of a foreign subsidiary. The initial phases of this review have been completed, and as soon as possible after this review is completed, MSC.Software will file its Form 10-K. The company’s Form 10-Q for the period ended March 31, 2004 will not be filed until the Form 10-K for the year ended December 31, 2003 is filed.

The first quarter results are preliminary and are subject to final review by MSC.Software’s independent auditors.

Conference Call

MSC.Software’s conference call to discuss the preliminary first quarter results will be Webcast live today at 8:30 a.m. Pacific (11:30 am Eastern) and can be accessed from the

 Company’s website at http://www.mscsoftware.com/ir. It can also be accessed through the following dial-in numbers: US — (800) 374-0151 or Intl. — (706) 634-4981.  An archived version of the conference call will also be available at the Company’s website. Upon completion of the conference call, a conference call replay will also be available for 48 hours at:  US - (800) 642-1687 or Intl. — (706) 645-9291 using the conference ID code:  6960196.

About MSC.Software Corporation

MSC.Software (NYSE: MNS) is the leading global provider of virtual product development (VPD) products including simulation software and services that help companies make money, save time and reduce costs associated with designing and testing manufactured products.  MSC.Software works with thousands of companies in hundreds of industries to develop better products faster by utilizing information technology, software and services.  MSC.Software employs more than 1300 people in 22 countries.  For additional information about MSC.Software’s products and services, please visit www.mscsoftware.com.

Except for the historical information contained herein, certain matters discussed in this news release constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. Such statements are based on management’s current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. Other factors which could cause such results to differ materially from those described in the forward-looking statements include delays in developing, completing, or shipping new or enhanced products, the ability to assimilate acquisitions into MSC’s operations, foreign currency translations, and other risks and uncertainties that are detailed in the Company’s annual report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission.

(Financial Tables Follow)

MSC.SOFTWARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in Thousands, Except Per Share Amounts)

	Three Months Ended
	March 31,
	2004	2003
REVENUE:
Software	$40,651	$36,897
Services	27,413	24,481
Total Revenue	68,064	61,378
COST OF REVENUE:
Software	6,764	3,721
Services	14,363	13,381
Total Cost of Revenue	21,127	17,102
GROSS PROFIT	46,937	44,276
OPERATING EXPENSE:
Research and Development	6,361	7,248
Selling, General and Administrative	34,784	30,320
Write-Off of Acquired In-Process R&D	338	—
Amortization of Intangibles	1,542	1,901
Total Operating Expense	43,025	39,469
OPERATING INCOME	3,912	4,807
OTHER EXPENSE
Interest Expense	1,161	1,952
Other Expense (Income), Net	(1,598)	(25)
Total Other Expense, Net	(437)	1,927
INCOME FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES	4,349	2,880
Provision for Income Taxes	1,565	1,042
INCOME FROM CONTINUING OPERATIONS	2,784	1,838
DISCONTINUED OPERATIONS
Loss from Discontinued Operations, Net of Tax	—	(704)
Loss from Disposal of Discontinued Operations, Net of Tax	—	—
TOTAL LOSS FROM DISCONTINUED OPERATIONS	—	(704)
NET INCOME	$2,784	$1,134

BASIC EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$ 0.09	$ 0.06
DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$ 0.08	$ 0.06
BASIC LOSS PER SHARE FROM DISCONTINUED OPERATIONS	$ 0.00	$ (0.02)
DILUTED LOSS PER SHARE FROM DISCONTINUED OPERATIONS	$ 0.00	$ (0.02)
BASIC EARNINGS PER SHARE	$ 0.09	$ 0.04
DILUTED EARNINGS PER SHARE	$ 0.08	$ 0.04

Basic Weighted-Average Shares Outstanding	30,480	29,827
Diluted Weighted-Average Shares Outstanding	42,803	30,366

MSC.SOFTWARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Amounts in Thousands)

	March 31,	December 31,
	2004	2003
ASSETS
Cash and Investments	$57,200	$48,534
Trade Accounts Receivable, Net	73,903	73,691
Current Assets of Discontinued Operations	155	384
Other Current Assets	43,608	43,800

Total Current Assets	174,866	166,409

Property and Equipment, Net	28,545	30,169
Capitalized Software Costs, Net	29,959	29,147
Goodwill and Other Intangible Assets, Net	241,594	237,570
Other Assets	22,851	22,735

Total Assets	$497,815	$486,030

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts Payable	$9,962	$11,065
Deferred Revenue	80,395	69,495
Restructuring Reserve	463	1,229
Current Liabilities of Discontinued Operations	2,699	3,330
Other Current Liabilities	32,689	34,581

Total Current Liabilities	126,208	119,700

Deferred Income Taxes	21,630	21,832
Notes Payable to Shareholders	3,467	4,677
Subordinated Convertible Debentures	100,000	100,000
Subordinated Notes Payable, Less Current Portion	7,060	7,015
Other Long-Term Liabilities	8,665	8,408

Total Liabilities	267,030	261,632
Total Shareholders’ Equity	230,785	224,398
Total Liabilities and Shareholders’ Equity	$497,815	$486,030

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